UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/19/2013

NUTRI SYSTEM INC DE
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28551

DE	23-3012204
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Fort Washington Executive Center
600 Office Center Drive
Fort Washington, PA 19034
(Address of principal executive offices, including zip code)

215 706 5300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)        Retirement of Director

    On April 19, 2013, Mr. Warren V. (Pete) Musser formally communicated to Nutrisystem, Inc. (the "Company") his decision to resign from the Board of Directors of the Company (the "Board"), effective as of the Company's 2013 Annual Meeting of Stockholders (the "Annual Meeting"), which is scheduled to be held on June 5, 2013. Mr. Musser's resignation, which marks his retirement from the Board after over 10 years of distinguished service, did not involve any disagreement with the other Board members or with management. Prior to his resignation, Mr. Musser served on the Board's Audit Committee.

(c)        Appointment of New Chief Financial Officer

    On April 19, 2013, the Company entered into an Employment Letter Agreement with Michael P. Monahan (the "Letter Agreement"), pursuant to which he will become the Company's Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer) on or about May 22, 2013. Mr. Monahan will be filling the vacancy created by the departure of David D. Clark, the Company's former Executive Vice President and Chief Financial Officer, who tendered his resignation on February 6, 2013 and whose employment with the Company ceased on April 1, 2013. In connection with Mr. Clark's resignation, the Board appointed Kathleen Simone, the Company's Senior Vice President and Controller, to serve as acting Chief Financial Officer (principal financial officer and principal accounting officer) in the event Mr. Clark's replacement had not been appointed before his departure from the Company. Ms. Simone will continue to serve as acting Chief Financial Officer until the commencement of Mr. Monahan's employment.

    Mr. Monahan (age 41) has served as Chief Financial Officer of PetroChoice Holdings, Inc., a privately-held distributor of industrial, commercial, and passenger car lubricants, since January 2009. From April 2006 through January 2009, Mr. Monahan served as the Company's Vice President-Finance. Prior to that, Mr. Monahan held positions with Exelon Corporation, Accenture and Arthur Andersen LLP.

    Consistent with the objectives stated in the Company's 2012 annual meeting proxy statement, Mr. Monahan's employment terms are intended to reflect the Company's reformed compensation practices and his target total direct compensation ("TDC") (i.e., the sum of base salary, target bonus plus grant date fair value of annual equity awards) is intended to approximate benchmark medians.

    The following is a brief description of the Letter Agreement with Mr. Monahan:

    Annual Compensation. Mr. Monahan's base salary will be $300,000 and will be subject to annual review. He will be eligible for a performance-based annual bonus with a target amount of 70% of his then current base salary.

    Annual Equity Award. On the date Mr. Monahan commences employment with the Company (the "Commencement Date"), the Company will grant Mr. Monahan a 2013 annual equity award consisting of performance-based restricted stock units ("PRSUs"), stock options ("Options") and restricted stock ("RSAs"), with a grant date fair value of $340,000 (an amount sufficient to achieve the 50th percentile of executive pay benchmarking for TDC, excluding the inducement equity grant referenced below). The terms of this grant will be consistent with those approved for other executives of the Company for 2013. After this 2013 annual grant, any future equity awards will be solely in the discretion of the Compensation Committee of the Board (the "Compensation Committee").

    Inducement Award. To induce him to accept the Company's offer of employment and to immediately align his interests with those of the Company's stockholders, on the Commencement Date the Company will also award to Mr. Monahan PRSUs, Options and RSAs, with a grant date fair value of $300,000 (an amount equal to his base salary). The terms of the PRSUs will be established by the Compensation Committee and will be substantially similar to the terms of the PRSUs applicable to the Company's other executive officers. The Options and RSAs will be subject to time-based vesting over a four-year period commencing on the first anniversary of the Commencement Date.

    Severance. If Mr. Monahan's employment with the Company ceases due either to a termination of his employment by the Company without cause or by him for good reason, then subject to his execution of a release and compliance with his restrictive covenant obligations, Mr. Monahan will be entitled to receive (i) one year continuation of his base salary at customary payroll intervals, (ii) one year continuation of group health benefits at active employee rates, (iii) continued eligibility for a pro-rata portion of the annual cash bonus for the year of termination, based on actual performance in that year, and (iv) if such termination occurs after the second anniversary of the Commencement Date: (a) any unvested Options or RSAs granted as part of his inducement equity award shall vest, and (b) if such termination occurs prior to the end of the performance period for the PRSUs granted as part of his inducement equity award, Mr. Monahan will remain eligible to earn a pro-rata portion of those PRSUs based on actual performance through the end of that performance period and pro-rated based on the number of days of service completed during that performance period.

    During his employment and for one year following any termination, Mr. Monahan will be subject to customary non-competition and non-solicitation covenants. In addition, the Company has also agreed to provide Mr. Monahan with customary indemnification rights for claims arising against him in his capacity as an officer of the Company.

    The description of the Letter Agreement herein does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013. Award agreements for the inducement equity grants that will be made to Mr. Monahan upon his commencement of employment will be filed as exhibits to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013.

    There are no transactions in which Mr. Monahan has an interest requiring disclosure under Item 404(a) of Regulation S-K or any family relationships requiring disclosure under Item 401(d) of Regulation S-K.

    On April 25, 2013, the Company issued a press release announcing the appointment of Mr. Monahan as the Company's Executive Vice President and Chief Financial Officer, which is attached as Exhibit 99.1 to this Form 8-K.

(d)        Appointment of New Director

    On April 19, 2013, the Board appointed Jay Herratti as a director of the Company, effective immediately. Mr. Herratti was determined to be independent by the Board and was appointed to serve on the Board's Audit Committee, effective as of the Annual Meeting.

In connection with his appointment and in accordance with the Company's compensation policy for non-employee directors, the Board authorized the issuance of shares of restricted stock to Mr. Herratti with a value equal to $100,000. These shares will vest in three equal installments on the first three anniversaries of the date of grant, subject to Mr. Herratti's continued service to the Company through the applicable vesting date. Mr. Herratti's ongoing annual compensation will be consistent with that provided to the Company's other non-employee directors, as described in the Company's most recent proxy statement filed with the Securities and Exchange Commission.

    There are no transactions in which Mr. Herratti has an interest requiring disclosure under Item 404(a) of Regulation S-K or any family relationships requiring disclosure under Item 401(d) of Regulation S-K.

    On April 25, 2013, the Company issued a press release announcing the appointment of Mr. Herratti to the Board, which is attached as Exhibit 99.2 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

    Exhibit No.        Description

    99.1                 Press Release, dated April 25, 2013.

    99.2                 Press Release, dated April 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRI SYSTEM INC DE

Date: April 25, 2013	By:	/s/ Kathleen Simone
Kathleen Simone
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release, dated April 25, 2013.
EX-99.2	Press Release, dated April 25, 2013.